SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-ELJER INDUSTRIES INC

 GABELLI FUNDS, INC.
  THE GABELLI SMALL CAP GROWTH FUND
                 3/31/95            3,000-            5.3333

 GAMCO INVESTORS, INC.
                 5/23/95            9,000-            5.3194
                 5/19/95              500-            5.0000
                 5/16/95            3,000-            5.2500
                 5/12/95            2,000-            5.1250
                 5/11/95            2,500-            5.1750
                 5/08/95           15,000-             *DO
                 4/19/95            2,000-            5.7500
                 4/10/95            2,000-            5.6250
                 4/07/95            3,000-            5.6250
                 4/05/95            3,000-            6.0000
                 3/28/95            5,000             5.5000
                 3/27/95            2,000-            5.5000
                 3/27/95           10,000             5.7500
                 3/23/95           10,000             5.7500















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.



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